UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

Masonite International Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road

Concord, Ontario L4K 2N6 Canada

(Address of principal executive offices)

(800) 895-2723

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock (no par value)	DOOR	New York Stock Exchange
(Title of class)	(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 1, 2024, Masonite International Corporation, a British Columbia corporation (“Masonite”), and Owens Corning, a Delaware corporation (“Owens Corning”), jointly issued a press release to announce, in connection with the anticipated acquisition of Masonite by Owens Corning, (i) the commencement of an offer (the “Offer to Exchange”) by Owens Corning to exchange any and all of Masonite’s 3.50% Senior Notes due 2030 (the “2030 Notes”), issued pursuant to that certain Indenture, dated as of July 26, 2021 (the “Base Indenture” and, as amended, supplemented or otherwise modified prior to the Supplemental Indenture defined below, the “Indenture”), among Masonite, the guarantors party thereto (the “Guarantors”) and Computershare Trust Company, N.A., as trustee (the “Trustee”), for new notes to be issued by Owens Corning, and (ii) a related consent solicitation by Masonite soliciting consents of holders of the 2030 Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the Indenture to eliminate certain covenants, restrictive provisions and events of default from the Base Indenture (the “Consent Solicitation”). The Offer to Exchange and Consent Solicitation were each made to holders pursuant to the terms of and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated May 1, 2024 (the “Statement”).

As of 5:00 p.m., New York City time, on May 14, 2024, $373,155,000 of the 2030 Notes, or approximately 99.51% of the outstanding principal amount thereof, were tendered and not validly withdrawn, and the related consents were delivered and not validly revoked, which amount was sufficient to constitute the requisite consents under the Indenture to approve the Proposed Amendments. On May 14, 2024, Masonite, the Guarantors and the Trustee accordingly entered into the Fourth Supplemental Indenture to the Indenture (the “Supplemental Indenture”) in order to adopt the Proposed Amendments.

The Supplemental Indenture became effective upon execution. However, the Proposed Amendments will not become operative unless and until all conditions to the Consent Solicitation set forth in the Statement have been satisfied or waived, as applicable, including, among other conditions, (i) that the 2030 Notes that are validly tendered (and not validly withdrawn) have been accepted for exchange by Owens Corning in accordance with the terms of the Offer to Exchange and the Consent Solicitation set forth in the Statement and (ii) the consummation of the anticipated acquisition of Masonite by Owens Corning. As a result, the Proposed Amendments will have no force or effect unless and until all conditions set forth in the Statement have been satisfied or waived, as applicable, and all terms and conditions as set forth in the Indenture immediately prior to the execution of the Supplemental Indenture will continue to govern.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

This Form 8-K is not intended to and does not constitute an offer to sell or purchase, or the solicitation of an offer to sell or purchase, or the solicitation of any vote of approval or the solicitation of tenders or consents with respect to any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

4.1	Fourth Supplemental Indenture, dated as of May 14, 2024, among Masonite International Corporation, the guarantors party thereto and Computershare Trust Company, N.A., to the Indenture, dated as of July 26, 2021, among Masonite, the guarantors party thereto and Computershare Trust Company, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date: May 14, 2024	By:	/s/ James C. Pelletier
	Name:	James C. Pelletier
	Title:	Senior Vice President, General Counsel and Corporate Secretary